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                                                                    EXHIBIT 10.9



                         ZFP MATERIAL TRANSFER AGREEMENT

        THIS ZFP CUSTOM SYNTHESIS AGREEMENT (the "Agreement") dated as of March 8, 1999 ("Effective Date"), is entered into between SANGAMO BIOSCIENCES, INC., a Delaware corporation ("Sangamo"), having a place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804, and Japan Tobacco Inc., a Japanese corporation (the "Customer"), having a place of business at 2-1, Toranomon 2-chome, Minato-ku, Tokyo 105-8422, Japan.

        WHEREAS, Sangamo has rights and expertise regarding the design and synthesis of certain zinc finger DNA recognition proteins and genes encoding such proteins.

        WHEREAS, the Customer desires to have Sangamo design, assemble, characterize and deliver to Customer certain of these materials solely for the Customer's own internal research (except as otherwise expressly provided herein) and preclinical development purposes on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties agree as follows:

        I. Definitions. For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

               1.1 "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means. Notwithstanding the foregoing, the government of Japan shall not be deemed an Affiliate.

               1.2 "Confidential Information" shall mean, with respect to a party, all information (and all tangible and intangible embodiments thereof) which is disclosed by such party to the other party and is marked as "Confidential" by each party, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Each party shall also confirm in writing within thirty (30) days any Confidential Information that it discloses orally. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without the fault of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or
(e) to have been


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independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.

               1.3 "Derivative" shall mean any protein or conjugate (including a conjugate to a functional domain other than the Functional Domain) derived from a ZFP, provided that the contiguous amino acid sequence of such ZFP has not been altered, and the amino acid sequence of such protein or conjugate, except for progeny.

               1.4 "Functional Domain" shall mean the functional domain set forth on Schedule A, to which each ZFP shall be conjugated by Sangamo hereunder.

               1.5 "Genetic Material" shall mean, with respect to any ZFP or Derivative, the nucleotide sequence encoding such ZFP or Derivative and all fragments of such gene sequence.

               1.6 "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

               1.7 "Progeny" shall mean any biological progeny which contains the ZFP Materials originated by the Customer including but not limited to cells and animals.

               1.8 "Research Field" shall mean the research and preclinical development of products and services for use in the diagnosis, prevention or treatment of any disease, state or condition in humans (excluding the sale or provision of, to any third parties, products and services that incorporate, contain or use zinc finger DNA recognition proteins, genes that encode such proteins, or fragments or derivatives of such proteins or genes).

               1.9 "Target(s)" shall mean the nucleotide sequence(s) set forth on Schedule A.

               1.10 "ZFP" shall mean a zinc finger DNA recognition protein binding to the Target which is designed by Sangamo and for which the Genetic Material is delivered to the Customer hereunder, and the amino acid sequence of such protein.

               1.11 "ZFP Materials" shall mean, collectively, the ZFPs, any Derivatives, the Genetic Materials which encode any ZFP or Derivative, and all fragments and derivatives of the foregoing.

        2. Design and Delivery of ZFP Materials.

               2.1 Promptly after the date of this Agreement, the Customer shall deliver to Sangamo the nucleotide sequence for two Target(s) and such other information as the parties mutually agree is reasonably necessary to assist Sangamo in designing the ZFPs. Notwithstanding the foregoing, the Customer shall have final discretion with respect to the provision of such information.

               2.2 Sangamo shall design, assemble and characterize two (2) zinc finger DNA recognition proteins binding to each Target.
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               2.3 Within *  weeks after receipt of the information described in
Section 2.1 above, Sangamo shall deliver to the Customer certain information regarding the characterization of each ZFP (including data and specifications regarding the binding sites, affinities, and in vivo co-transfection reporter activation assays) that is reasonably necessary for the Customer to use the ZFP Materials in the Research Field. Sangamo will consult by telephone or facsimile or visits at mutually agreeable times at no additional cost to Customer with Customer's employees to answer questions related to the ZFP Materials.

               2.4 Within      *      days after delivery of the   *   Target to
Sangamo, the Customer shall pay Sangamo      *     *     *     *     *     *
   *      Within     *     * days after delivery of the second Target to
Sangamo, the Customer shall pay Sangamo      *     *     *     *     *     *
Such payment shall be in United States Dollars in immediately available funds and shall be made by wire transfer from a United States bank located in the United States to such bank account as designated by Sangamo to the Customer.

                      Within      *     *     days after the Customer receives
the materials and information described in Section 2.3 above, the Customer shall make diligent and good faith efforts to confirm the activity of the relevant Target ZFPs in the same assays that Sangamo has used pursuant to section 2.3.
The Customer shall then pay Sangamo      *     *     *     *     *     *
for the first Target   *     *     *     *     *     *     *     *     *     *
     *     *     *     *     *     *     *     *     *     *     *     *     *
for the second Target. If the Customer is unable to confirm the activity of a ZFP in the same assays as used by Sangamo, then Sangamo, shall redesign and deliver redesigned ZFP Materials to the Customer within 8 weeks after the Customer so notifies Sangamo. In the event that the Customer is unable to confirm activity of the re-designed ZFP Materials then the Customer shall have no obligation to make any additional payments. Payment shall be in United States Dollars in immediately available funds and shall be made by wire transfer from a United States bank located in the United States to such bank account as designated by Sangamo to the Customer.

                      Sangamo shall issue signed invoices in advance for each payment due hereunder. Withholding tax shall be deducted from the payments made by the Customer to the proper tax authority and a receipt of payments of the tax secured and promptly delivered to Sangamo.

               2.5 In connection with the shipping of Materials, Sangamo agrees to pay for all shipping, handling, and customs duty related costs.

        3. Use of ZFP Materials.

               3.1 The Customer shall use the ZFP Materials (and all results of its activities in the Research Field hereunder) solely in the Research Field, and not for any other purpose.

               3.2 The Customer shall not alter the nucleotide sequence or amino acid sequence of, or reverse engineer, the ZFP Materials; provided, however, that the Customer may make Derivatives of the ZFPs.

               3.3 The Customer shall use the ZFP Materials under commercially and scientifically reasonable containment conditions. The Customer shall not transfer or provide access to the ZFP Materials to any other Person. Notwithstanding the foregoing, the Customer


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.
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may transfer the ZFP Materials to an Affiliate (without the further right to transfer), provided (a) the Customer shall give prior express written notice thereof to Sangamo, and (b) such Affiliate agrees to be bound by the terms and conditions set forth in this Agreement binding on the Customer. The Customer may also transfer ZFP Materials to its research partners without any additional charges or fees, subject to agreement by such partners of the terms and conditions set forth in this Agreement and with the prior written consent of Sangamo, such consent not to be unreasonably withheld. The Customer shall limit access to the ZFP Materials to those of its employees and consultants working on its premises to the extent such access is reasonably necessary to the conduct of its activities in the Research Field.

               3.4 The Customer shall not (and shall not attempt or purport to) sell, license or otherwise transfer title to or an interest in, or otherwise commercially use the ZFP Materials without the prior express written consent of Sangamo.

               3.5 The Customer acknowledges that the ZFP Materials are experimental in nature, may have unknown characteristics and have not been approved for use in humans. The Customer shall use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of the ZFP Materials, and shall comply with all applicable laws, regulations and guidelines applicable to the ZFP Materials or the use thereof and with any safety precautions accompanying the ZFP Materials. The Customer shall not (and shall not attempt or purport to) administer the ZFP Materials to humans, or file or submit any regulatory application or other submission to obtain approval therefor.

        4. Non-Assertion. Neither the Customer nor its Affiliates (nor their respective successors, assigns, licensees or other transferees) shall enforce (or attempt or purport to enforce) against Sangamo or its Affiliates, licensees (of rights in zinc finger DNA recognition proteins) or manufacturers, distributors or other purchasers (of zinc finger DNA recognition proteins) any patent that claims zinc finger DNA recognition proteins, Genetic Materials encoding such proteins, fragments of such proteins or Genetic Materials, or the use of any of the foregoing, subject, expressly, to section 10.

        5. No Prohibition on Sangamo. Nothing in this Agreement shall prohibit Sangamo from making, using, offering for sale, selling to others or importing zinc finger DNA recognition proteins, genetic materials encoding such proteins, fragments of such proteins or genetic materials or from licensing others to do the same; provided, however, that Sangamo shall not design, assemble, characterize and deliver to any other Person any zinc finger DNA recognition protein binding to the Target (or genetic material encoding such protein) in
less time than the time frame published by Sangamo      *       for its custom
design, assembly, characterization and delivery of a zinc finger DNA recognition protein (or genetic material encoding such protein) generally.

             *

               THE CUSTOMER ACKNOWLEDGES THAT THE ZFP MATERIALS ARE PROVIDED "AS IS" AND THAT SANGAMO MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NONINFRINGEMENT OF THE PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSON.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                    *
     *     *     *     *     *     *     *     *     *     *     *     *     *
     *     *     *     *     *     *     *     *     *     *     *     *     *

                    *
     *     *     *     *     *     *     *     *     *     *     *     *     *
     *     *     *     *     *     *     *     *     *     *     *     *     *

        7. Confidentiality.

               7.1 For a period of five (5) years following the date of this Agreement, subject to the Confidential Disclosure Agreement between Sangamo and the Customer as of March 8, 1999, and January 12, 1999, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to its directors, officers, employees and consultants to the extent such disclosure is reasonably necessary in connection with such party's activities expressly authorized by this Agreement and ordinary business operations. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

               7.2 Sangamo shall not disclose the identity of the Target and the information relating to the Target to any other Person without the prior consent of the Customer. Neither party shall disclose any terms or conditions set forth in this Agreement to any other Person without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions set forth in this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly permitted by this Agreement, and (b) to a third party in connection with (i) an equity investment in such party, (ii) a merger, consolidation or similar transaction by such party, or (iii) the sale of all or substantially all of the assets of such party.

               7.3 The confidentiality obligations contained in this Section 7 shall not apply to the extent information is required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications or to the extent that a party is required to disclose information by applicable law, regulation or order of a court of competent jurisdiction, provided that such party shall provide written notice to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment. The Customer may disclose Confidential Information of Sangamo relating to the results of the Customer's research and evaluation hereunder to any Affiliate.

               7.4 To the extent that a party is authorized by this Agreement to disclose Confidential Information of the other party to any other Person, prior to disclosure, such party shall obtain agreement of any such Person to hold in confidence and not use the Confidential Information of the other party for any purpose other than those permitted by this Agreement.

        8. Indemnification and Insurance.

               8.1 The Customer shall indemnify and hold harmless Sangamo from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from all claims, demands, actions and other proceedings by any other Person to


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the extent arising from (a) the use by Sangamo of the Target under this
Agreement, unless due to reasons relating to Sangamo's ZFP Materials, (b) the breach by the Customer of any covenant under this Agreement, or (c) the use by the Customer or its Affiliates of the ZFP Materials or the results of their respective activities hereunder, except in each case to the extent any such loss, liability, damage or expense results from the negligence or willful misconduct of Sangamo.

               8.2 EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS OR INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF THE OTHER PARTY DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT.

        9. Miscellaneous.

               9.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

               9.2 This Agreement does not grant to the Customer any license or other right in the patent rights or other intellectual property rights of Sangamo except and only to the extent necessary to enable the Customer to conduct its internal research and preclinical development permitted hereby.

               9.3 For the period from the date of this Agreement through the date that is one (1) year after the date Sangamo delivers to the Customer the ZFP Materials and information under Section 2.3 above, neither the Customer nor its Affiliates shall directly or indirectly solicit or in any manner encourage any employee of Sangamo to leave its employ.

               9.4 Neither party shall assign or otherwise transfer (whether voluntarily, by operation of law or otherwise) this Agreement or any right or obligation hereunder, without the prior express written consent of the other; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 9.4 shall be void.

               9.5 This Agreement contains the entire understanding of the parties regarding the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.

       10. Ownership. All data and results of experiments obtained by the Customer through the use of the ZFP Materials (the "Results") and inventions from the use of the ZFP Materials shall be exclusively owned by the Customer and the Customer shall have the right to use them for whatever purposes as it desires, provided, however, that the use of the Progeny shall be limited to the Research Field. For the avoidance of doubt, Sangamo shall not have the right to use, commercialize, or otherwise exploit for whatever purpose the Results or any of the Customer's inventions from the use of the ZFP Materials.

       11. Publication. Customer may publish the Results at its sole discretion provided

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that Sangamo Confidential Information shall be removed from such publications or written permission obtained from Sangamo prior to the use of such Information, such permission not to be unreasonably withheld.

        12. Term and Termination

               12.1 This Agreement shall commence on the Effective Date and unless sooner terminated as provided below, shall remain until the conclusion of the evaluation stated in Section 3. At the conclusion of this term, this Agreement may be amended or extended by mutual written consent of the parties.

               12.2 Upon termination of this Agreement, for any reason, Customer shall return or destroy all unused Genetic Materials to Sangamo if so requested by Sangamo, and shall provide written certification within thirty (30) days in case of such destruction.

               12.3 The provisions of Sections 4, 6, 7, 8, 9, 10, and 11 shall survive any termination of this Agreement.

        IN WITNESS WHEREOF, the parties have entered into the Agreement effective as of the date first written above.


                                        SANGAMO BIOSCIENCES, INC.


                                        By:

                                        Title:


                                        JAPAN TOBACCO INC.


                                        By:

                                        Title:



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                                [JT LETTERHEAD]


June 18, 1999


Sangamo BioSciences, Inc.
Point Richmond Tech Center II
501 Canal Blvd., Suite A 100
Richmond, CA 94804


Attention: Dr. Eric Rhodes
           Director, Commercial Development

RE:        Amendment of ZFP Material Transfer Agreement dated March 9, 1999.

Gentlemen:

The purpose of this letter is to hereby confirm our mutual understanding that, with respect to the March 9, 1999 ZFP Material Transfer Agreement, as set forth below;

1. Section 7.1 shall be amended as follows:

   "For a period of five (5) years following the date of this Agreement, subject to the Confidential Disclosure Agreements between Sangamo and the Customer as of June 15, 1999, and March 8, 1999 and January 12, 1999, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to its directors, officers, employees and consultants to the extent such disclosure is reasonably necessary in connection with such party's activities expressly authorized by this Agreement and ordinary business operations. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information."

2. Schedule A shall be amended as set forth in the attachment hereto.

Please confirm your acknowledgement of and agreement with the above, by duly signing and dating in the spaces provided below.


Sincerely yours,

/s/     *
-----------------------------
        *
Vice President


Sangamo BioSciences Inc.

By:  /s/ PETER BLUFORD
    --------------------------------

Name: Peter Bluford

Title: VP, Corp. Div.

Date: 7-1-99


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.